UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 23, 2019, Impinj, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 13,718,667 shares of the Company’s common stock, or approximately 62.03% of the 22,115,130 shares entitled to vote, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the United States Securities and Exchange Commission on September 6, 2019.

1. The stockholders elected as Class III directors the three individuals listed below to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter van Oppen	4,875,292	8,732,433	110,942
Theresa Wise	5,581,708	8,026,017	110,942
Cathal Phelan	13,509,095	98,630	110,942

2. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,257,580	5,192,003	269,084	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.
Date: October 29, 2019	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer